      As filed with the Securities and Exchange Commission on July 22, 1997
                                                    Registration No. 333-_______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                EDIFY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                    77-0250992
    (State or Other Jurisdiction                       (I.R.S. Employer
  of Incorporation or Organization)                   Identification No.)

                            2840 SAN TOMAS EXPRESSWAY
                              SANTA CLARA, CA 95051
                    (Address of Principal Executive Offices)

                        1996 EMPLOYEE STOCK PURCHASE PLAN
                           1996 EQUITY INCENTIVE PLAN

                            (Full Title of the Plans)

                              STEPHANIE A. VINELLA
                             CHIEF FINANCIAL OFFICER
                                EDIFY CORPORATION
                            2840 SAN TOMAS EXPRESSWAY
                              SANTA CLARA, CA 95051
                                 (408) 942-2000
            (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:

                            Gordon K. Davidson, Esq.
                         Katherine Tallman Schuda, Esq.
                                 Fenwick & West
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                              AMOUNT        PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
                                              TO BE        OFFERING PRICE PER     AGGREGATE OFFERING    REGISTRATION FEE
  TITLE OF SECURITIES TO BE REGISTERED      REGISTERED            SHARE                  PRICE
-------------------------------------------------------------------------------------------------------------------------
     Common Stock, $0.001 par value        1,600,000(1)         $16.75(2)             $26,800,000          $8,121.21

=========================================================================================================================


(1) Additional shares available for grant and not yet subject to outstanding options as of June 30, 1997 under the 1996 Equity Incentive Plan (1,300,000 shares) and available for issuance as of June 30, 1997 under the 1996 Employee Stock Purchase Plan (300,000 shares).

(2) Estimated as of July 21, 1997 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

(3) Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended. This amount equals 1/33 of 1% of the proposed maximum aggregate offering price.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") to include an additional 1,300,000 shares of the Registrant's Common Stock covered by the Registrant's 1996 Equity Incentive Plan, as amended through July 21, 1997 (the "Incentive Plan") and an additional 300,000 shares of the Registrant's Common Stock covered by the Registrant's 1996 Employee Stock Purchase Plan (the "Purchase Plan"). The contents of the Registrant's Registration Statement on Form S-8 (Commission File No. 333-04666), previously filed with the Commission on May 3, 1996, with respect to the Incentive Plan and the Purchase Plan are incorporated herein by reference.


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 filed on March 27, 1997 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act), which Annual Report contains audited financial statements for the year ended December 31, 1996; and

                (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed on May 13, 1997 pursuant to Section 13(a) of the Exchange Act.

                All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 8.  EXHIBITS.

               4.01 Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.03.1 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 0-28480 [the "1996 10-K"]).

               4.02      Bylaws (incorporated herein by reference to Exhibit
                         3.04 to Registrant's Registration Statement on Form S-1 (No. 333-02020) declared effective on May 2, 1996 [the "Form S-1"]).

               4.03 Registrant's 1996 Equity Incentive Plan and related documents.

               4.04      Registrant's 1996 Employee Stock Purchase Plan.

               4.05 Form of specimen certificate for Registrant's Common Stock (incorporated herein by reference to Exhibit 4.01 of the Form S-1).

               4.06 Second Amended and Restated Registration Rights Agreement dated as of October 26, 1995 (incorporated herein by reference to Exhibit 4.02 of the Form S-1).

               5.01      Opinion of Fenwick & West LLP.

               23.01     Consent of Fenwick & West LLP (included in Exhibit
                         5.01).

               23.02     Consent of KPMG Peat Marwick LLP, Independent Auditors.

              24.01      Power of Attorney (see page 5).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 21st day of July, 1997.



                                       EDIFY CORPORATION


                                       By: /s/ Stephanie A. Vinella
                                           ____________________________________
                                           Stephanie A. Vinella, Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jeffrey M. Crowe and Stephanie A. Vinella, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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

                Signature                                  Title                          Date
                ---------                                  -----                          ----


PRINCIPAL EXECUTIVE OFFICER:

/s/ Jeffrey M. Crowe                        President, Chief Executive Officer and    July 21, 1997
------------------------------------        a Director
Jeffrey M. Crowe


PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

/s/ Stephanie A. Vinella                    Vice President of Finance and             July 21, 1997
------------------------------------        Administration and Chief Financial
Stephanie A. Vinella                        Officer


ADDITIONAL DIRECTORS:



/s/ Stephen M. Berkley                      Director                                  July 21, 1997
------------------------------------
Stephen M. Berkley


/s/ Tench Coxe                              Director                                  July 21, 1997
------------------------------------
Tench Coxe


/s/ Stewart A. Schuster                     Director                                  July 21, 1997
------------------------------------
Stewart A. Schuster
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                                      -5-

                                  EXHIBIT INDEX


Exhibit No.                                   Description
-----------                                   -----------
    4.01        Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.03.1 to Registrant's Annual Report on
                Form 10-K for the year ended December 31, 1996, File No. 0-28480
                [the "1996 10-K"]).

    4.02 Bylaws (incorporated herein by reference to Exhibit 3.04 to Registrant's Registration Statement on Form S-1 (No. 333-02020) declared effective on May 2, 1996 [the "Form S-1"]).

    4.03        Registrant's 1996 Equity Incentive Plan and related documents.

    4.04        Registrant's 1996 Employee Stock Purchase Plan.

    4.05        Form of specimen certificate for Registrant's Common Stock
                (incorporated herein by reference to Exhibit 4.01 of the Form
                S-1).

    4.06 Second Amended and Restated Registration Rights Agreement dated as of October 26, 1995 (incorporated by reference to Exhibit
                4.02 of the Form S-1).

    5.01        Opinion of Fenwick & West LLP

   23.01        Consent of Fenwick & West LLP (included in Exhibit 5.01).

   23.02        Consent of KPMG Peat Marwick LLP, Independent Auditors.

   24.01        Power of Attorney (see page 5).
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